GUARANTEE AGREEMENT


                                     BETWEEN


              FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.
                                 (AS GUARANTOR)


                                       AND


                              BANKERS TRUST COMPANY
                             (AS GUARANTEE TRUSTEE)





                          DATED AS OF _______ ___, 1998

                             FCB/SC CAPITAL TRUST I

            Certain Sections of this Guarantee Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                                                        Guarantee Agreement
  Act Section                                                                                Section
---------------                                                                        -------------------
Section 310     (a) (1).................................................................4.1 (a)
                (a) (2).................................................................4.1 (a)
                (a) (3).................................................................Not Applicable
                (a) (4).................................................................Not Applicable
                (b).....................................................................2.8, 4.1 (c)
Section 311     (a).....................................................................Not Applicable
                (b).....................................................................Not Applicable
Section 312     (a).....................................................................2.2 (a)
                (b).....................................................................2.2 (b)
                (c).....................................................................Not Applicable
Section 313     (a).....................................................................2.3
                (a) (4).................................................................2.3
                (b).....................................................................2.3
                (c).....................................................................2.3
                (d).....................................................................2.3
Section 314     (a).....................................................................2.4
                (b).....................................................................2.4
                (c) (1).................................................................2.5
                (c) (2).................................................................2.5
                (c) (3).................................................................2.5
                (e).....................................................................1.1, 2.5, 3.2
Section 315     (a).....................................................................3.1 (d)
                (b).....................................................................2.7
                (c).....................................................................3.1 (c)
                (d).....................................................................3.1 (d)
                (e).....................................................................Not Applicable
Section 316     (a).....................................................................1.1, 2.6, 5.4
                (a) (1) (A).............................................................5.4
                (a) (1) (B).............................................................5.4
                (a) (2).................................................................Not Applicable
                (b).....................................................................5.3
                (c).....................................................................Not Applicable
Section 317     (a) (1).................................................................Not Applicable
                (a) (2).................................................................Not Applicable
                (b).....................................................................Not Applicable
Section 318     (a).....................................................................2.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.


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                                TABLE OF CONTENTS
                                -----------------


                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.  DEFINITIONS...........................................................................................2
SECTION 1.1. DEFINITIONS..........................................................................................2

ARTICLE II.  TRUST INDENTURE ACT..................................................................................5
SECTION 2.1. TRUST INDENTURE ACT; APPLICATION.....................................................................5
SECTION 2.2.  LIST OF HOLDERS.....................................................................................5
SECTION 2.3. REPORTS BY THE GUARANTEE TRUSTEE.....................................................................6
SECTION 2.4. PERIODIC REPORTS TO THE GUARANTEE TRUSTEE............................................................6
SECTION 2.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.....................................................6
SECTION 2.6. EVENTS OF DEFAULT; WAIVER............................................................................6
SECTION 2.7. EVENT OF DEFAULT; NOTICE.............................................................................7
SECTION 2.8. CONFLICTING INTERESTS................................................................................7

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE...................................................7
SECTION 3.1. POWERS AND DUTIES OF THE GUARANTEE TRUSTEE...........................................................7
SECTION 3.2. CERTAIN RIGHTS OF GUARANTEE TRUSTEE..................................................................9
SECTION 3.3. INDEMNITY...........................................................................................10
SECTION 3.4. EXPENSES............................................................................................10

ARTICLE IV. GUARANTEE TRUSTEE....................................................................................10
SECTION 4.1. GUARANTEE TRUSTEE; ELIGIBILITY......................................................................10
SECTION 4.2. APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.......................................11

ARTICLE V. GUARANTEE.............................................................................................12
SECTION 5.1. GUARANTEE...........................................................................................12
SECTION 5.2. WAIVER OF NOTICE AND DEMAND.........................................................................12
SECTION 5.3. OBLIGATIONS NOT AFFECTED............................................................................12
SECTION 5.4. RIGHTS OF HOLDERS...................................................................................13
SECTION 5.5. GUARANTEE OF PAYMENT................................................................................13
SECTION 5.6. SUBROGATION.........................................................................................13
SECTION 5.7. INDEPENDENT OBLIGATIONS.............................................................................14

ARTICLE VI. COVENANTS AND SUBORDINATION..........................................................................14
SECTION 6.1. SUBORDINATION.......................................................................................14
SECTION 6.2. PARI PASSU GUARANTEES...............................................................................14

ARTICLE VII. TERMINATION.........................................................................................15
SECTION 7.1. TERMINATION.........................................................................................15






ARTICLE VIII. MISCELLANEOUS......................................................................................15
SECTION 8.1. SUCCESSORS AND ASSIGNS..............................................................................15
SECTION 8.2. AMENDMENTS..........................................................................................15
SECTION 8.3. NOTICES.............................................................................................15
SECTION 8.4. BENEFIT.............................................................................................16
SECTION 8.5. INTERPRETATION......................................................................................17
SECTION 8.6. GOVERNING LAW.......................................................................................17
SECTION 8.7. COUNTERPARTS........................................................................................17

                               GUARANTEE AGREEMENT


                This GUARANTEE AGREEMENT, dated as of _________, 1998 is executed and delivered by FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC., a South Carolina corporation (the "Guarantor") having its principal office at 1230 Main Street, Columbia, South Carolina 29201, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of FCB/SC Capital Trust I, a Delaware statutory business trust (the "Issuer Trust").

                WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of March 24, 1998, among First Citizens Bancorporation of South Carolina, Inc., as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), the Administrators named therein and the Holders from time to time of preferred undivided beneficial ownership interests in the assets of the Issuer Trust, the Issuer Trust issued $50,000,000 aggregate Liquidation Amount (as defined herein) of its 8.25% Capital Securities, Liquidation Amount $1,000 per capital security (the "Old Capital Securities"), representing preferred undivided beneficial ownership interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement;

                WHEREAS, the Old Capital Securities issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), were used to purchase the Junior Subordinated Debentures due March 15, 2028 (the "Old Junior Subordinated Debentures") of the Guarantor which were deposited with Bankers Trust Company, as Property Trustee under the Trust Agreement, as trust assets; and

                WHEREAS, as incentive for the Holders to purchase the Old Capital Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in the Guarantee Agreement dated as of March 24, 1998 (the "Old Guarantee"), to pay to the Holders of the Old Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                WHEREAS, in connection with the offer of the Old Capital Securities, the Guarantor, the Issuer Trust and Wheat First Securities, Inc. executed the Registration Rights Agreement dated March 24, 1998 (the "Registration Rights Agreement").

                WHEREAS, the Issuer Trust, in order to satisfy its obligations under the Registration Rights Agreement, intends to offer (the "Exchange Offer") up to $50,000,000 aggregate Liquidation Amount of its 8.25% Capital Securities which have been registered under the Securities Act of 1933 pursuant to a registration statement (the "New Capital Securities") in exchange for a like Liquidation Amount of Old Capital Securities; and

                WHEREAS, pursuant to the Exchange Offer, the Guarantor is also exchanging up to $50,000,000 aggregate principal amount of the Old Junior Subordinated Debentures for up to

$50,000,000 aggregate principal amount of the New Junior Subordinated Debentures due March 15, 2028 (the "New Junior Subordinated Debentures") of the Guarantor; and

                WHEREAS, pursuant to the Exchange Offer, the Guarantor is required to execute this Guarantee Agreement and exchange the Old Guarantee for this Guarantee Agreement.

                NOW, THEREFORE, in consideration of the exchange by each Holder of the Old Capital Securities for the New Capital Securities, which exchange the Guarantor hereby acknowledges shall benefit the Guarantor, (or in the event certain Holders do not exchange their Old Capital Securities, in order to fulfill its obligations to such Holders under the Old Guarantee) and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities (as defined herein).

                             ARTICLE I. DEFINITIONS

         SECTION 1.1.             DEFINITIONS.

                 As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Capital Securities" means both the New Capital Securities and the Old Capital Securities.

                 "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

                 "Distributions" means preferential cumulative cash distributions accumulating from March 24, 1998 and payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 1998, at an annual rate of 8.25% of the Liquidation Amount.

                 "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

                 "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Capital Securities called for redemption by the Issuer Trust to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless the Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent the Issuer Trust shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the issuer Trust (in either case, the "Liquidation Distribution").

                 "Guarantee Trustee" means Bankers Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                 "Guarantor" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

                 "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

                 "Indenture" means the Junior Subordinated Indenture dated as of March 24, 1998, between First Citizens Bancorporation of South Carolina, Inc. and Bankers Trust Company, as trustee, as may be modified, amended or supplemented from time to time.

                 "Issuer Trust" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

                 "Junior Subordinated Debentures" means both the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures.

                 "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

                 "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

                 "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Capital Securities issued by the Issuer Trust.

                 "New Capital Securities" shall have the meaning specified in the fifth Whereas recital of this Guarantee Agreement.

                 "New Junior Subordinated Debentures" shall have the meaning specified in the sixth Whereas recital of this Guarantee Agreement.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Executive Vice President or a Senior Vice President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                 (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                 (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

                 "Old Capital Securities" shall have the meaning specified in the first Whereas recital of this Guarantee Agreement.

                 "Old Junior Subordinated Debentures" shall have the meaning specified in the second Whereas recital of this Guarantee Agreement.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Redemption Date" means, with respect to any Capital Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each Junior

Subordinated Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Capital Securities.

                 "Redemption Price" shall have the meaning specified in the Trust Agreement.

                 "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Senior Indebtedness" shall have the meaning specified in the Indenture.

                 "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                 "Trust Agreement" shall have the meaning specified in the first Whereas recital of this Guarantee Agreement.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb), as amended.

                 "Trust Securities" means the Common Securities and the Capital Securities.

                         ARTICLE II. TRUST INDENTURE ACT

         SECTION 2.1.             TRUST INDENTURE ACT; APPLICATION.

                 If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Guarantee Agreement, the provision of the Trust Indenture Act shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or excluded, as the case may be.

         SECTION 2.2.      LIST OF HOLDERS.

                 (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee a list of Holders at the following times:

                           (i) semiannually, not more than 15 days after the
last day of February and August in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of the last day of February and August; and

                           (ii) at such other times as the Guarantee Trustee may
request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

                  (b) The Guarantee Trustee shall comply with the requirements of Section 312(b) of the Trust Indenture Act.

         SECTION 2.3. REPORTS BY THE GUARANTEE TRUSTEE.

                 Not later than January 31 of each year, commencing January 31, 1999, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

         SECTION 2.4. PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.

                 The Guarantor shall provide to the Guarantee Trustee, and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by
Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall be required to be provided to the Securities and Exchange Commission only if this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

         SECTION 2.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

                 The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6. EVENTS OF DEFAULT; WAIVER.

                 The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.7. EVENT OF DEFAULT; NOTICE.

                 (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notice of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                 (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have received written notice of such Event of Default.

         SECTION 2.8. CONFLICTING INTERESTS.

                 The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

        ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1. POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

                 (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                 (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                 (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) Prior to the occurrence of any Event of Default
and after the curing or waiving of all such Events of Default that may have occurred:

                                (A) the duties and obligations of the Guarantee
Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                                (B) in the absence of bad faith on the part of
the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                 (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                 (iv) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2.           CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

                 (a)       Subject to the provisions of Section 3.1:

                           (i) The Guarantee Trustee may conclusively rely and
shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor
contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                           (iii) Whenever, in the administration of this
Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                           (iv) The Guarantee Trustee may consult with legal
counsel, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                           (v) The Guarantee Trustee shall be under no
obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

                           (vi) The Guarantee Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (vii) The Guarantee Trustee may execute any of the
trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys,

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



and the Guarantee Trustee shall not be responsible for any negligence or wilful misconduct on the part of any such agent or attorney appointed with due care by it hereunder.

                           (viii) Whenever in the administration of this
Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3. INDEMNITY.

                 The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         SECTION 3.4. EXPENSES.

                 The Guarantor shall from time to time reimburse the Guarantee Trustee for its expenses and costs (including reasonable attorneys' or agents' fees) incurred in connection with the performance of its duties hereunder.

                          ARTICLE IV. GUARANTEE TRUSTEE

         SECTION 4.1. GUARANTEE TRUSTEE; ELIGIBILITY.

         (a)     There shall at all times be a Guarantee Trustee which shall:

                 (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports

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of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

                 (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2. APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

                 (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

                 (b) Subject to the immediately preceding paragraph, a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                 (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 6.8 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Guarantee Trustee.

                 (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Capital Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.


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                              ARTICLE V. GUARANTEE

         SECTION 5.1. GUARANTEE.

                 The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

         SECTION 5.2. WAIVER OF NOTICE AND DEMAND.

                 The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3. OBLIGATIONS NOT AFFECTED.

                 The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

                 (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on either or both the New Junior Subordinated and/or the Old Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

                 (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;


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                 (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

                 (e) any invalidity of, or defect or deficiency in, the Capital Securities;

                 (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                 There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4. RIGHTS OF HOLDERS.

                 The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         SECTION 5.5. GUARANTEE OF PAYMENT.

                 This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of New Junior Subordinated Debentures and the Old Junior Subordinated Debentures, if any Old Junior Subordinated Debentures remain outstanding after the Exchange Offer, to Holders as provided in the Trust Agreement.

         SECTION 5.6. SUBROGATION.


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                  The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7. INDEPENDENT OBLIGATIONS.

                 The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                     ARTICLE VI. COVENANTS AND SUBORDINATION

         SECTION 6.1. SUBORDINATION.

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to both the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

         SECTION 6.2. PARI PASSU GUARANTEES.

                 The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement.


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


                            ARTICLE VII. TERMINATION

         SECTION 7.1. TERMINATION.

                 This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of New Junior Subordinated Debentures and the Old Junior Subordinated Debentures, if any Old Junior Subordinated Debentures remain outstanding after the Exchange Offer, to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to restore payment of any sums paid under the Capital Securities or this Guarantee Agreement.

                           ARTICLE VIII. MISCELLANEOUS

         SECTION 8.1. SUCCESSORS AND ASSIGNS.

                 All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

         SECTION 8.2. AMENDMENTS.

                  Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3. NOTICES.

                 Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

                 (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                           First Citizens Bancorporation of South Carolina, Inc. 1230 Main Street
                           Columbia, South Carolina  29201
                           Facsimile No.: (803) 733-2763

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
                           Attention:    Jay C. Case

                 (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

                       FCB/SC Capital Trust I
                       c/o First Citizens Bancorporation of South Carolina, Inc. 1230 Main Street
                       Columbia, South Carolina  29201
                       Facsimile No.:  (803) 733-2763
                       Attention:     Jay C. Case
                       with a copy to:

                       Bankers Trust Company
                       Four Albany Street - 4th Floor
                       New York, NY 10006
                       Facsimile No.:  (212) 250-6961
                       Attention:      Corporate Trust and Agency Group;
                                        Corporate Market Services

                  (c)  if given to the Guarantee Trustee:

                       Bankers Trust Company
                       Four Albany Street - 4th Floor
                       New York, NY 10006
                       Facsimile No.:  (212) 250-6961
                       Attention:      Corporate Trust and Agency Group;
                                       Corporate Market Services

                  (d) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

                 All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 8.4. BENEFIT.


                 This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.





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


         SECTION 8.5. INTERPRETATION.

                 In this Guarantee Agreement, unless the context otherwise requires:

                 (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1 and if not defined in Section 1.1, shall have the meaning ascribed to them in the Trust Agreement as in effect on the date hereof;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                 (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                 (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 8.6. GOVERNING LAW.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SECTION 8.7. COUNTERPARTS.

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                  FIRST CITIZENS BANCORPORATION OF
                                  SOUTH CAROLINA, INC.
                                  as Guarantor

                                  By: _________________________________________
                                           Name:  Jay C. Case
                                           Title: Executive Vice President and
                                                    Chief Financial Officer


                                  BANKERS TRUST COMPANY,
                                  as Guarantee Trustee, and not in its
                                  individual capacity


                                  By: _________________________________________
                                           Name:
                                           Title:

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